Exhibit 99.1

Newmark Closes $420 Million Senior Unsecured Delayed Draw Term Loan to Repay Senior Notes

NEW YORK, NY – August 15, 2023 – Newmark Group, Inc. (Nasdaq: NMRK) (“Newmark” or “the Company”), a leading commercial real estate adviser and service provider to large institutional investors, global corporations, and other owners and occupiers, today announced that it has entered into a Delayed Draw Term Loan Credit Agreement (the “Credit Agreement”) to repay the principal and interest related to all or a portion of the Company’s $550 million 6.125% Senior Notes due November 15, 2023 (the “Senior Notes”).

“This new Credit Agreement, together with the $300 million to $350 million of cash we expect to generate from our business1 this year and Newmark’s $600 million revolving credit facility, provide sufficient capital to refinance our Senior Notes and continue to invest in growing our business”, said the Company’s Chief Financial Officer, Michael Rispoli.

On August 10, 2023, Newmark entered into the Credit Agreement with several financial institutions that committed to provide a $420 million senior unsecured Delayed Draw Term Loan, which may be increased to up to $550 million, subject to certain terms and conditions (the “Delayed Draw Term Loan”). The proceeds of the Delayed Draw Term Loan will be used to repay the principal and interest related to all or a portion of the Senior Notes. The Delayed Draw Term Loan will mature on the earlier of November 15, 2026 and three years from the initial funding date.

The initial all in rate of the Delayed Draw Term Loan is approximately 7.9%.2

For more information on the Credit Agreement, including with respect to pricing, please see Newmark’s Securities and Exchange Commission filing on Form 8-K.

BofA Securities, Inc. acted as the active lead arranger and bookrunner for the Credit Agreement, while Bank of America, N.A. will serve as the Administrative Agent. Additional institutions named as joint lead arrangers and joint bookrunners are Citizens Bank, N.A.; Fifth Third Bank, National Association; PNC Capital Markets, LLC; Regions Capital Markets; U.S. Bank National Association; and Wells Fargo Securities, LLC.

ABOUT NEWMARK

Newmark Group, Inc. (Nasdaq: NMRK), together with its subsidiaries (“Newmark”), is a world leader in commercial real estate, seamlessly powering every phase of the property life cycle. Newmark’s comprehensive suite of services and products is uniquely tailored to each client, from owners to occupiers, investors to founders, and startups to blue-chip companies. Combining the platform’s global reach with market intelligence in both established and emerging property markets, Newmark provides superior service to clients across the industry spectrum. For the year ending December 31, 2022, Newmark generated revenues of approximately $2.7 billion. As of June 30, 2023, Newmark’s company-owned offices, together with its business partners, operate from approximately 170 offices with over 7,400 professionals around the world. To learn more, visit nmrk.com or follow @newmark.

[1]

Cash from the business is defined as “Net cash provided by (used in) operating activities” excluding the impact of (i) activity from loan originations and sales, and (ii) cash used for loans to producers and new hires, which the Company considers to be a form of investment. For more information, please see “Cash Flows” under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Newmark’s most recent filing on Form 10-Q.

[2]

The Company has not borrowed under the Credit Agreement. Upon funding, the Delayed Draw Term Loan is expected to bear an interest rate of Term SOFR plus 2.625% per annum. The approximately 7.9% rate is based on one-month SOFR as of August 14, 2023.

DISCUSSION OF FORWARD-LOOKING STATEMENTS ABOUT NEWMARK

Statements in this document regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity, and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

MEDIA CONTACT:

Karen Laureano-Rikardsen

+1 212-829-4975

INVESTOR CONTACTS:

Jason McGruder

John Brennan

+1 212-829-7124

2